SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.   20549


                             FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                               1934

              Date of Report:  January 14, 1997


                        GANNETT CO., INC.
     (Exact name of registrant as specified in its charter)

    Delaware                 1-6961                   16-0442930
(State or other           (Commission               (IRS Employer
  jurisdiction            File Number)            Identification No.)
of incorporation)


         1100 Wilson Boulevard, Arlington, Virginia  22234
         (Address of principal executive offices)(Zip Code)

                          (703) 284-6000
        (Registrant's telephone number, including area code)

ITEM  5.  OTHER EVENTS

EXCHANGE OF RADIO STATIONS FOR TELEVISION STATIONS

On December 9, 1996, the Company concluded a transaction with Jacor Communications, Inc. to acquire WTSP-TV, the CBS affiliate in Tampa, in exchange for radio stations KIIS AM/FM, Los Angeles, KSDO-AM/KKBH-FM, San Diego, and WDAE-AM/WUSA-FM, Tampa.

This transaction was completed under the terms of an asset exchange agreement between the parties. For income tax purposes, the transaction will be treated as a tax free exchange with only minimal income tax due as a result.

In the Company's opinion (with which the Company's independent accountants, Price Waterhouse, LLP, concur), for financial reporting purposes, the transaction should be accounted for under Accounting Principles Board Opinion No. 29, Accounting for Non-Monetary Transactions, under which the exchange of similar assets (in this case, broadcast stations) is accounted for as a non-monetary transaction for which no gain or loss is recognized.

Because of the unique nature of the transaction, the Company sought to obtain the concurrence of the Securities and Exchange Commission
("SEC") with respect to its proposed accounting treatment. Several discussions involving the Company, Price Waterhouse representatives and the SEC staff were held for this purpose prior to the closing of the transaction.

The SEC staff, however, disagreed with the accounting treatment proposed by the Company and Price Waterhouse, and instead concluded that the Company should record the transaction as two simultaneous but separate events; that is, a sale of radio stations for which a non-cash gain must be recognized, and the acquisition of the television station to be accounted for under the purchase method. The gain to be reported on the exchange of radio stations is to be measured by the difference between the estimated fair value of the assets exchanged over the Company's carrying value or basis in the properties it exchanged. Under this approach, the Company has estimated the fair value of the assets exchanged to be $170,000,000, while its carrying value or basis in the radio stations is approximately $12 million. In the fourth quarter of 1996, therefore, for financial reporting purposes, the Company is required to report a pre-tax, non-cash, non-operating gain of $158 million on this transaction. The television station acquired in the exchange is to be recorded at estimated fair value or $170,000,000.

On an after-tax basis, this accounting treatment will result in a non-cash increase in earnings per share for the fourth quarter of 1996 of $.66. Further, the purchase accounting required for the television station obtained in the transaction results in the recording of $158,000,000 in additional tangible and intangible asset value which will be charged against broadcast earnings over periods up to 40 years.

SALE OF MULTIMEDIA ENTERTAINMENT AND RESTATEMENT OF FINANCIAL STATEMENTS

In December, 1996, the Company sold its television entertainment programming business, Multimedia Entertainment, which had been acquired in December 1995 as part of the acquisition of Multimedia, Inc. Because of the proliferation of talk shows which made this niche of the television syndication business extremely competitive and because of reduced advertiser acceptance of certain of these programs, Multimedia Entertainment's revenues and earnings continued a long pattern of decline through the date of the sale. The "Donohue" show had been its most successful program and it ceased airing in September of 1996. The Company therefore decided to exit the business. The selling price for this transaction approximated the value assigned to it by the Company upon acquisition. Therefore, no gain was recognized on the sale.

The operating results for Multimedia Entertainment during the period it was owned by the Company will be reported as a discontinued operation in the Company's financial statements (along with the results of the Company's Outdoor business, which was sold in the third quarter of 1996). The Company's previously issued financial statements for 1996 and 1995 have been restated to reflect this classification change. Accordingly, earnings from continuing operations previously reported for the nine months ended September 1996 have been reduced from $2.47 per share to $2.38 per share. For the year ended December 31, 1995, previously reported earnings per share from continuing operations have been reduced from $3.29 to $3.28
(Multimedia Entertainment was owned for only one month in 1995). These restated financial statements are included in this filing.

SUMMARY OF INCOME FROM CONTINUING AND DISCONTINUED OPERATIONS

After giving effect to the restatement discussed above, the Company's earnings per share data are as follows.

Earnings Per Share              Nine Months Ended           Year Ended
------------------                  September                December
                                    ---------                --------
                                  1996       1995              1995
                                  ----       ----              ----

Earnings from continuing
operations                      $ 2.38     $ 2.22            $ 3.28

Earnings from discontinued
operations                         .17        .08               .13


Gain on sale of Outdoor           2.09

                                  ----       ----              ----

Net income per share            $ 4.64     $ 2.30            $ 3.41
                                  ====       ====              ====

CHANGE IN BUSINESS SEGMENT REPORTING AND RESTATEMENT OF SEGMENT
INFORMATION

Prior to sale, the operating results of the Outdoor and Entertainment businesses were reported within the Company's "Other Businesses" segment. These two businesses were the largest within that segment and are now reported as discontinued operations and therefore are no longer reported with business segment information.

The "Other Businesses" segment also included the Alarm Security business, acquired in the Multimedia, Inc. purchase, and certain other smaller businesses, including Telematch, Gannett Direct Marketing Services and Gannett Telemarketing. In the aggregate, these remaining businesses are not material in relation to the Company's consolidated operating results or financial condition (less than 1%). Accordingly, the Company has elected to change its business segment resporting to eliminate this "Other Businesses" segment. The Alarm Security business is now reported with the Cable business (Cable and security segment) with which it is headquartered and managed.
The other smaller businesses mentioned above are now reported in the Newspaper Publishing segment with which they are managed. The accompanying Business Segment Information for 1995 and 1996 has been restated to reflect these changes.


ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS.

See Exhibit list.

                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     GANNETT CO., INC.



Dated:   January 14, 1997            By:  /s/
                                        -----------------------
                                        Larry F. Miller
                                        Senior Vice President,
                                        Financial Planning
                                        and Controller

                           Exhibit Index


Exhibit
Number    Title or Description                            Location
-----     --------------------                            ----------------
  99-1    Restated unaudited statements of income for     Attached
          the quarters ended March 31, 1996 and
          March 26, 1995; June 30, 1996 and June 25,
          1995; September 29, 1996 and September 24,
          1995; and December 31, 1995; for the
          three quarters ended September 29, 1996 and September 24, 1995; and for the year ended
          December 31, 1995.


          Restated unaudited business segment
          information for the quarters ended March 31, 1996 and March 26, 1995; June 30, 1996 and
          June 25, 1995; September 29, 1996 and
          September 24,1995; and December 31, 1995; for the three quarters ended September 29, 1996 and September 24, 1995; and for the year ended December 31, 1995.